Exhibit 1.1

JinkoSolar Holding Co., Ltd.

[3,500,000] American Depositary Shares

Representing

[14,000,000] Ordinary Shares

(par value US$0.00002 per share)

Underwriting Agreement

November [—], 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

As the Representative of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

JinkoSolar Holding Co., Ltd., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [2,000,000] American Depositary Shares (the “ADSs”) representing [8,000,000] ordinary shares, par value US$0.00002 per share (the “Ordinary Shares”), of the Company, and the shareholders listed in Schedule III hereto (“Selling Shareholders”) propose to sell severally an aggregate of [1,500,000] ADSs, representing [6,000,000] ordinary shares (together with the ADSs being sold by the Company being hereinafter referred to as the “Firm ADSs”). [The Founders] (as defined below) agree to issue and sell to the Underwriters, at the option of the Representative, an aggregate of not more than [525,000] additional ADSs, representing [2,100,000] ordinary shares (the “Optional ADSs”). The Firm ADSs and the Optional ADSs are herein collectively called the “Offered ADSs”. The Ordinary Shares represented by the Firm ADSs are hereinafter called the “Firm Shares” and the Ordinary Shares represented by the Optional ADSs are hereinafter called the “Optional Shares”, and the Firm Shares and the Optional Shares are herein collectively called the “Offered Shares”. Unless the context otherwise requires, each reference to the Firm ADSs, the Optional ADSs or the Offered ADSs herein also includes the Ordinary Shares underlying such securities.

The Offered ADSs are to be issued pursuant to a deposit agreement dated February 9, 2010 and the amendment to the deposit agreement dated as of May 13, 2010 (the deposit agreement and its amendment collectively referred to as “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each Offered ADS will initially represent the right to receive four Ordinary Shares deposited pursuant to the Deposit Agreement.

It is understood by all the parties that the Underwriters are offering ADSs in the United States and internationally outside of the People’s Republic of China (the “PRC”), which, for purposes of this Agreement only, excludes Taiwan, The Hong Kong Special Administrative Region of the PRC and The Macau Special Administrative Region of the PRC.

1.(a) Each of the Company, Xiande Li, a founder of the Company and chairman of the Company’s board of directors, Kangping Chen, a founder and a director and chief executive officer of the Company and Xianhua Li, a founder and a director of the Company (each of Xiande Li, Kangping Chen and Xianhua Li, a “Founder”, and collectively, the “Founders”), and each of the other Selling Shareholders, jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Offered ADSs has been filed with the U.S. Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended (the “Act”), which became or will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Offered ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered ADSs is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iii) For the purposes of this Agreement, the “Applicable Time” is [—] (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by those Issuer Free Writing Prospectuses and other documents listed in Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(v) A registration statement on Form F-6 (File No. 333-164523) in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) A registration statement on Form 8-A (File No. 001-34615) in respect of the registration of the Offered ADSs under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to you for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s best knowledge after due inquiry, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the share capital, material change in short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(viii) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(ix) The Company has been duly incorporated and is validly existing as a company in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; as of the date of this Agreement, except for Paker Technology Limited (“Paker”), Jinko Solar Co., Ltd. (“Jiangxi Jinko”), Zhejiang Jinko Solar Co., Ltd. (“Zhejiang Jinko”), JinkoSolar International Limited, JinkoSolar GmbH, Jinko Solar Import and Export Co., Ltd. and JinkoSolar (U.S.) Inc., Company does not own or control, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or any other person;

(x) The Company and its subsidiaries maintain insurance covering their respective properties as the Company reasonably deems adequate and as is customary for companies engaged in similar businesses; such insurance insures against losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its subsidiaries, pending, threatened or outstanding and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid;

(xi) Except as disclosed in the Pricing Prospectus, each of the Company and its subsidiaries has all necessary licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all governmental agencies to own, lease, license and use its properties, assets and conduct its business in the manner described in the Pricing Prospectus except where the lack of which would not, individually or in the aggregate, have a Material Adverse Effect, and such licenses, franchises, concessions, consents, authorizations, approvals, orders, certificates or permits contain no material restrictions or conditions not described in the Pricing Prospectus; and neither the Company nor any of its subsidiaries has a reasonable basis to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and its subsidiaries are in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits;

(xii) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or any other party to any such contract or agreement;

(xiii) Except as disclosed in the Pricing Prospectus, neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, the Cayman Islands, Germany, Hong Kong, the United States or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body or any stock exchange authorities (“Governmental Agency”) in the PRC, the Cayman Islands, Germany, Hong Kong, the United States or any other jurisdiction where it was incorporated or operates, (C) in violation of its constituent documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except, with respect to (D), where any default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv) The Company has an authorized and paid-in capitalization as set forth in the Pricing Prospectus, and all of the issued share capital of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus; except as disclosed in the Pricing Prospectus, all of the issued share capital or registered capital, as the case may be, of each of the subsidiaries of the Company have been duly and validly authorized and issued, and are fully paid and, to the extent applicable under the laws of their respective jurisdiction of incorporation, non-assessable; all of the issued share capital or equity interest, as the case may be, of each of the subsidiaries are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding Ordinary Shares are not entitled to preemptive or other rights to acquire the Offered ADSs; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Ordinary Shares or any other class of share capital of the Company except as set forth in the Pricing Prospectus under the captions “Capitalization”, “Management—Share Incentive Plan” and “Related Party Transactions”; the Offered Shares, when issued and delivered against payment therefor, may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance of ADRs evidencing Offered ADSs; the Offered ADSs, when issued and delivered against payment therefor, will be freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and (to the extent described in the Pricing Prospectus) the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Offered ADSs under the laws of the Cayman Islands, the PRC or the United States except as described in the Pricing Prospectus under the captions “Description of Share Capital”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from any subsidiary of the Company, or obligation of any subsidiary of the Company to issue, equity shares or any other class of share capital of any subsidiary of the Company;

(xv) Except as disclosed in the Pricing Prospectus, (A) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares or shares of any other share capital of or other equity interests in the Company and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered ADSs;

(xvi) The Offered Shares to be issued underlying the Offered ADSs to be sold by the Company and the Selling Shareholders to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Ordinary Shares contained in the Pricing Prospectus and the Prospectus;

(xvii) Except as disclosed in the Pricing Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

(xviii) This Agreement has been duly authorized, executed and delivered by the Company, the Founders and the Selling Shareholders and constitutes a valid and legally binding agreement of the Company, the Founders and the Selling Shareholders, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(xix) The Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary and constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; upon issuance by the Depositary of ADRs evidencing Offered ADSs and the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus;

(xx) All dividends and other distributions declared and payable on the share capital of the Company and Paker, as the case may be, may under the laws and regulations of the Cayman Islands and Hong Kong, respectively, be paid to the Depositary or to the Company, as the case may be, and all such dividends and other distributions will not be subject to withholding or other taxes under such laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and Hong Kong, respectively, and without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any Governmental Agency having jurisdiction over the Company or Paker or any of their subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) in the Cayman Islands and Hong Kong, respectively;

(xxi) All dividends and other distributions declared and payable on the equity interest of JinkoSolar International Limited, JinkoSolar GmbH and JinkoSolar (U.S.) Inc. may under the current laws and regulations of Hong Kong and Germany be freely transferred out of Hong Kong, Germany and the United States, as applicable, and may be paid in U.S. dollars, without the necessity of obtaining any Governmental Authorization in Hong Kong, Germany and the United States, as applicable, and all dividends and other distributions declared and payable on the equity interest of JinkoSolar International Limited will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong;

(xxii) Except as disclosed in the Pricing Prospectus, all dividends and other distributions declared and payable on the equity interest of Jiangxi Jinko and Zhejiang Jinko, Jinko Solar Import and Export Co. Ltd. and Zhejiang Jinko Trading Co., Ltd., may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, subject to the successful completion of PRC formalities required for such remittance, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC;

(xxiii) The issue and/or sale of the Offered Shares to be sold by the Company and the Selling Shareholders hereunder and the deposit of the Offered Shares being deposited with the Depositary against issuance of the ADRs evidencing the Offered ADSs and the execution and delivery of this Agreement and the compliance by the Company and the Selling Shareholders with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constituent documents of the Company or any of its subsidiaries or (C) result in any violation of any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets;

(xxiv) No consent, approval, authorization, order, registration, clearance or qualification of or with any Governmental Agency is required for the issue and sale of the Offered ADSs, for the deposit of the Offered Shares being deposited with the Depositary against issuance of ADRs evidencing the Offered ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except (A) the registration under the Act of the Offered ADSs and listing of the Offered ADSs on The New York Stock Exchange (the “NYSE”), (B) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the Cayman Islands, Germany, Hong Kong and the United States in connection with the purchase and distribution of the Offered ADSs by or for the respective accounts of the several Underwriters;

(xxv) The Offered ADSs have been approved for listing on the NYSE, and apart from the Offered ADSs, the other ADSs that were issued in connection with the Company’s initial public offering are validly listed on the NYSE;

(xxvi) Neither the Company nor any of its subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined;

(xxvii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the Cayman Islands, Germany, Hong Kong, the United States or the PRC, or any political subdivision or taxing authority thereof or therein in connection with: (A) the deposit with the Depositary of the Offered Shares by the Company against the issuance of ADRs evidencing the Offered ADSs, (B) the sale and delivery by the Company of the Offered ADSs to or for the respective accounts of the several Underwriters or (C) the sale and delivery by the Underwriters of the Offered ADSs to the initial purchasers thereof in the manner contemplated by this Agreement;

(xxviii) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs;

(xxix) The statements set forth in the Pricing Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Ordinary Shares and the Offered ADSs, respectively, and under the captions “Taxation” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute accurate, complete and fair summaries regarding the matters described therein in all material respects;

(xxx) Other than as set forth in the Pricing Prospectus, there are no legal, arbitration or governmental proceedings or regulatory or administrative inquiries or investigations pending to which the Selling Shareholders, the Company or any of its subsidiaries is a party or of which any property of the Selling Shareholders, the Company or any of its subsidiaries is the subject (A) that, if determined adversely to the Selling Shareholders, the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; or (B) that are required to be described in the Registration Statement or the Pricing Prospectus and are not so described; and except as set forth in the Pricing Prospectus, to the Company’s and each Founder’s best knowledge after due inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xxxi) The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxii) At the time of filing the Initial Registration Statement, the Company was not and is not an “ineligible issuer,” as such term is defined in Rule 405 under the Act;

(xxxiii) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands or that any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(xxxiv) The Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement and the filing of the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus, the Form 8-A Registration Statement and the ADS Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, the Form 8-A Registration Statement and the ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(xxxv) There are no contracts or documents, or amendments thereto or updates thereof, which are required to be described in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(xxxvi) (A) Each of the Company and its subsidiaries owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property necessary or used in any material respect to conduct its business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Pricing Prospectus (collectively, the “Intellectual Property”); (B) none of the Intellectual Property is unenforceable or invalid; (C) neither the Company nor any of its subsidiaries has received any notice of violation or conflict with (and neither the Company nor any of its subsidiaries knows of any basis for violation or conflict with) rights of others with respect to the Intellectual Property; (D) there are no pending or, to the Company’s and each Founder’s best knowledge after due inquiry, threatened actions, suits, proceedings or claims by others that allege the Company or any of its subsidiaries is infringing any patent, trade secret, trademark, service mark, copyright or other intellectual property or proprietary right; (E) the discoveries, inventions, products or processes of the Company and its subsidiaries referenced in the Pricing Prospectus do not violate or conflict with any intellectual property or proprietary right of any third person, or any discovery, invention, product or process that is the subject of a patent application filed by any third person; (F) no officer, director or employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any patent non-disclosure agreement, invention assignment agreement, or similar agreement relating to the protection, ownership, development use or transfer of the Intellectual Property or, to the Company’s and each Founder’s best knowledge after due inquiry, any other intellectual property, except where any violation would not, individually or in the aggregate, have a Material Adverse Effect; (G) the Company and its subsidiaries are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property; to the extent any Intellectual Property is sublicensed to the Company or any of its subsidiaries by a third party, such sublicensed rights shall continue in full force and effect if the principal third party license terminates for any reason; and there are no contracts or other documents related to the Intellectual Property required to be described in or filed as an exhibit to the Registration Statement other than those described in or filed as an exhibit to the Registration Statement; (H) except as disclosed in the Pricing Prospectus, neither the Company nor any of its subsidiaries is subject to any non-competition or other similar restrictions or arrangements relating to any business or service anywhere in the world; (I) each of the Company and its subsidiaries has taken all necessary and appropriate steps to protect and preserve the confidentiality of applicable Intellectual Property (“Confidential Information”); (J) all use or disclosure of Confidential Information owned by the Company or its subsidiaries by or to a third party has been pursuant to a written agreement between the Company, its subsidiaries and such third party; and all use or disclosure of Confidential Information not owned by the Company or its subsidiaries has been pursuant to the terms of a written agreement between the Company, its subsidiaries, and the owner of such Confidential Information, or is otherwise lawful;

(xxxvii) The pending patent applications set forth in the Pricing Prospectus (the “Pending Patents”) are being diligently prosecuted by the Company and its subsidiaries; to the Company’s best knowledge after due inquiry, there is no existing patent or published patent application that would interfere, conflict with or otherwise adversely affect the validity, enforcement or scope of the Pending Patents if claims of such Pending Patents were issued in substantially the same form as currently written; no security interests or other liens have been created with respect to the Pending Patents; and the Pending Patents have not been exclusively licensed to another entity or person;

(xxxviii) The Company does not believe that it was a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2009, does not expect to be a PFIC in the current taxable year ending December 31, 2010 and will use its best efforts not to take any action that would result in the Company becoming a PFIC in the future;

(xxxix) Except as set forth in the Registration Statement and the Pricing Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xl) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xli) PricewaterhouseCoopers Zhong Tian CPAs (“PwC”), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the United States Public Company Accounting Oversight Board;

(xlii) Except as disclosed in the Pricing Prospectus, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any of its subsidiaries on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be disclosed, are not disclosed in the Pricing Prospectus;

(xliii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity;

(xliv) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s chief executive officer and chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Board of Directors of the Company have been advised of: (A) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (B) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, the Company and its subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(xlv) Except as disclosed in the Pricing Prospectus, neither the Company nor any of its subsidiaries has any material obligation to provide retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of its subsidiaries, or to any other person;

(xlvi) No material labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its subsidiaries exists or, to the Company’s best knowledge after due inquiry, is threatened;

(xlvii) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in the Pricing Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s Board of Directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure;

(xlviii) Since the date of the latest audited financial statements included in the Pricing Prospectus, neither the Company nor any of its subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Company and its subsidiaries and that are not otherwise described in the Pricing Prospectus;

(xlix) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Pricing Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities (collectively, “off-balance sheet arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any of its subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources;

(l) Except as disclosed in the Pricing Prospectus, none of the Company or any of its subsidiaries is engaged in any material transactions with its directors, officers, management, shareholders, or any other affiliate, including any person who formerly held a position as directors, officers, managers and/or shareholders, on terms that are not available from unrelated third parties on an arm’s-length basis;

(li) No holder of any of the Offered Shares when issued and fully paid or the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Offered ADSs to hold, vote or transfer their securities;

(lii) The audited consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act, and fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited financial results included in the Registration Statement, the Pricing Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein;

(liii) [The selected preliminary unaudited financial data for the quarterly period ended September 30, 2010 set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Recent Developments” have been derived from and are consistent with the Company’s unaudited consolidated financial statements for the quarterly period ended September 30, 2010 which have been compiled on a basis consistent with that of the Company’s prior audited consolidated financial results and have been reviewed by PwC in accordance with the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in SAS No. 100, Interim Financial Information;]

(liv) Under the laws of the Cayman Islands, each holder of ADRs evidencing Offered ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(lv) All amounts payable by the Company in respect of the ADRs evidencing the Offered ADSs or the underlying Offered Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by the Cayman Islands or any authority thereof or therein (except such income taxes as may otherwise be imposed by the Cayman Islands on payments hereunder to an Underwriter whose net income is subject to tax by the Cayman Islands or withholding, if any, with respect to any such income tax) nor are any taxes imposed in the Cayman Islands on, or by virtue of the execution or delivery of, such documents;

(lvi) The Company has paid all taxes required to be paid through the date hereof and all returns, reports or filings which ought to have been made by or in respect of the Company and its subsidiaries for taxation purposes as required by the law of the jurisdictions where the Company and its subsidiaries are incorporated, managed or engage in business have been made and all such returns are correct and on a proper basis in all material respects and are not the subject of any dispute with the relevant revenue or other appropriate authorities except as may be being contested in good faith and by appropriate proceedings; the provisions included in the audited consolidated financial statements as set out in the Pricing Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any of its subsidiaries;

(lvii) The Company has provided or made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any director or executive officer of the Company or any of its subsidiaries; and since [June 30, 2010]/[September 30, 2010], the Company has not, directly or indirectly, including through any of its subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any of its subsidiaries; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company or any of its subsidiaries, or any family member or affiliate of any director or executive officer, which loan was outstanding on [September 30, 2010], that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation;

(lviii) Without prejudice to the generality of anything contained herein, all the operating information and data included in the Pricing Prospectus were true and accurate in all material respects as of the Applicable Time and will be true and accurate in all material respects at each Time of Delivery; any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required;

(lix) The application of the net proceeds from the offering of Offered ADSs, as described in the Pricing Prospectus, will not contravene any provision of any current and applicable laws or the applicable constituent documents of the Company or any of its subsidiaries or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its subsidiaries or any Governmental Authorization applicable to any of the Company or any of its subsidiaries;

(lx) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offered ADSs;

(lxi) Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions set forth in Section 15 hereof and would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. courts against the Company to enforce this Agreement under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands; under the laws of the PRC, the choice of law provisions set forth in Section 15 hereof will be recognized by the courts of the PRC and any judgment obtained in any New York Court (as defined below) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments;

(lxii) Neither the Company nor any of its respective officers, directors, managers, agents or employees or affiliates has, directly or indirectly, made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in the United States, the PRC, Hong Kong, the Cayman Islands or Germany or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or would be prohibited under applicable law, rule or regulation of any relevant locality, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder. Neither the Company nor any of its respective officers, directors, managers, agents or employees or affiliates has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof;

(lxiii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the money laundering laws and statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s and each Founder’s best knowledge after due inquiry, threatened;

(lxiv) The descriptions of the events and transactions set forth in the Pricing Prospectus under the caption “Risk Factors—Risks Related to Doing Business in China—If we were required to obtain the prior approval of the PRC Ministry of Commerce, or MOFCOM, for or in connection with our corporate restructuring in 2007 and 2008, our failure to do so could have a material adverse effect on our business, operating results and trading price of our Offered ADSs,” “Risk Factors—Risks Related to Doing Business in China—If we were required to obtain the prior approval of the China Securities Regulatory Commission, or CSRC, for or in connection with this offering and the listing of our Offered ADSs on the NYSE, our failure to do so could cause the offering to be delayed or cancelled,” “Our Corporate History and Structure” and “Related Party Transactions—Restructuring” (the “Restructuring and Financing Activities”) constitute accurate, complete and fair summaries regarding the matters described therein in all material respects, and nothing has been omitted from such summaries which would make the same misleading in any material respect;

(lxv) Except as disclosed in the Pricing Prospectus, the Restructuring and Financing Activities have been duly authorized and do not (A) contravene any provision of the PRC Mergers and Acquisitions Rules (as defined below) or other applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC), (B) contravene the articles of association, business license or other constituent documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except, with respect to (C), where any conflict, breach or violation would not, individually or in the aggregate, result in a Material Adverse Effect;

(lxvi) Except as disclosed in the Pricing Prospectus, all Governmental Authorizations required in connection with the Restructuring and Financing Activities have been made or unconditionally obtained in writing, and no such Governmental Authorization has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed;

(lxvii) Each of the Company, each of the Selling Shareholders and each of the Company’s directors that signed the Initial Registration Statement is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009, including the relevant provisions thereof, which purport to require an offshore special purpose vehicle (an “SPV”) which is controlled by PRC residents for the purpose of listing its rights and interests in a PRC domestic enterprise on an overseas securities exchange through the listing of the SPV’s shares, to obtain approval from the CSRC prior to the public listing and trading of its securities on such overseas securities exchange; the Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice, which legal advice includes but is not limited to the memorandum dated March 31, 2009 and issued by the Company’s PRC counsel addressing the compliance with the PRC Mergers and Acquisitions Rules (the “PRC Mergers and Acquisitions Rules Memorandum”); the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Initial Registration Statement and each director has confirmed that he or she understands such legal advice; each director of the Company that signed the Initial Registration Statement has received legal advice to his or her satisfaction with respect to the PRC Mergers and Acquisitions Rules and his or her fiduciary duties as a director of the Company in respect of the PRC Mergers and Acquisitions Rules from his or her PRC legal counsel or has declined to obtain such advice after being offered by the Company for the Company to bear the cost of any such advice; the Company and each director of the Company that signed the Initial Registration Statement understand the potential personal liability to which each director of the Company that signed the Initial Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the Offered ADSs as contemplated in this Agreement or the listing and trading of the Offered ADSs on the NYSE were deemed not to be in compliance with the PRC Mergers and Acquisitions Rules;

(lxviii) Except as disclosed in the Pricing Prospectus, the issuance and sale of the Offered ADSs, the listing and trading of the Offered ADSs on the NYSE or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement is not and will not be, as of the date hereof or at each Time of Delivery, adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the PRC Mergers and Acquisitions Rules (collectively, the “PRC Mergers and Acquisitions Rules and Related Clarifications”);

(lxix) Except as disclosed in the Pricing Prospectus, as of the date of the Pricing Prospectus and as of the date hereof, the PRC Mergers and Acquisitions Rules did not and do not apply to the issuance and sale of the Offered ADSs, the listing and trading of the Offered ADSs on the NYSE, or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement;

(lxx) Each of the Selling Shareholders, the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply with, and to ensure compliance by each of the Company’s and such subsidiary’s shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations;

(lxxi) (i) Neither the Company nor any of its subsidiaries, affiliates, employees, agents, directors or officers: (A) does, or plans to do, any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”); or (B) supports or facilitates, or plans to support or facilitate, or otherwise is involved with, any such business or project, in each case other than as permitted under such economic sanctions; (ii) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (iii) the proceeds from the offering of the Offered ADSs contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; and (iv) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offered ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause (iii) of this paragraph;

(lxxii) Neither the Company nor any of its subsidiaries, affiliates, employees, agents, directors or officers does any business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(lxxiii) Except as disclosed in the Pricing Prospectus, the Company and its subsidiaries and their respective properties, assets and operations are in compliance with and hold all permits, authorizations and approvals required under Environmental Laws (as defined below); there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its subsidiaries under, or to interfere with or prevent compliance by the Company or any of its subsidiaries with, Environmental Laws; none of the Company and its subsidiaries (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(lxxiv) In the ordinary course of their business, the Company and each of its subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(lxxv) Neither the Company nor any of its subsidiaries has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses;

(lxxvi) There are no affiliations or associations between (A) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission;

(lxxvii) There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus or the Prospectus which have not been described as required;

(lxxviii) Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, each Preliminary Prospectus, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus, if any, has been made or reaffirmed with a reasonable basis and in good faith; and

(lxxix) The Company has not taken any action, nor will the Company take any action, to request or cause, or otherwise facilitate or agree to, directly or indirectly, any of its directors or executive officers to (i) approach clients, customers or contacts of any of such director’s or executive officer’s former employers, or (ii) seek, directly or indirectly, by the offer of alternative employment or other inducement whatsoever, to solicit the services of any employee of any of such director’s or executive officer’s former employers, in each case in violation of any non-competition agreement between such director or officer and such former employer; to the Company’s and each Founder’s best knowledge after due inquiry, none of its directors or executive officers has taken or plans to take any actions described in (i) and (ii) above in violation of any such non-competition agreement.

(b) Each Selling Shareholder severally and not jointly represents and warrants to, and agrees with, the several Underwriters that:

(i) Such Selling Shareholder has and at each Time of Delivery (as hereinafter defined), will have (A) good and marketable title to the Ordinary Shares underlying the Firm ADSs and the Optional ADSs to be delivered by such Selling Shareholders, free and clear of any liens, encumbrances, equities and claims and (B) full right, power and authority to effect the sale and delivery of such Firm ADSs and Optional ADSs;

(ii) Upon payment for the Offered ADSs sold by such Selling Shareholder under this Agreement and the delivery by such Selling Shareholder to The Depository Trust Company (“DTC”) or its agent of such Offered ADSs in book entry form to a securities account maintained by the Representative at DTC or its nominee, and payment therefor in accordance with this Agreement, (i) under Section 8-501 of the UCC, the Representative will acquire a valid security entitlement in respect of such Offered ADSs and (ii) an action based on an “adverse claim” (as defined in UCC Section 8-102) to the financial asset consisting of [•] ADSs deposited in or held by DTC may not be asserted against such Representative with respect to such security entitlement if, at such time, neither the Representative nor any of the Underwriters has notice of any adverse claim with respect to such financial asset within the meaning of UCC Section 8-105;

(iii) The Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, if any (each as hereinafter defined), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complied and complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and did not and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus not listed in Schedule II hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the each Time of Delivery, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

(iv) Such Selling Shareholder has reviewed the Registration Statement and the sale of the Offered ADSs by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto;

(v) The questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Ordinary Shares such Selling Shareholder has elected to sell in the Offering (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company by facsimile on or before [·], 2010 does not and as of each applicable Time of Delivery will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Ordinary Shares indicated in the Election Form is valid and binding on such Selling Shareholder;

(vi) Such Selling Shareholder has full right, power and authority to execute and deliver this Agreement and Custody Agreement (the “Custody Agreement”) in connection with the offer and sale of the Offered ADSs contemplated herein and to perform its obligations under such agreements;

(vii) The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time;

(viii) Each of this Agreement, the applicable lock-up agreement (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”), the applicable Power of Attorney and the applicable Custody Agreement in connection with the offer and sale of the Offered ADSs contemplated herein and therein has been duly authorized, executed and delivered by such Selling Shareholder. The applicable Power of Attorney and the applicable Custody Agreement constitute valid and legally binding obligations of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing;

(ix) The execution and delivery of this Agreement, the Power-of-Attorney and the Custody Agreement, the deposit of Ordinary Shares with the Depositary and the consummation by such Selling Shareholder of the transactions herein contemplated and the fulfillment by such Selling Shareholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body (except as may be required under the Act or by the securities or Blue Sky laws of the various states of the United States) and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties, or any agreement or instrument to which such Selling Shareholder is a party or by which the such Selling Shareholder is bound or to which any of the properties of such Selling Shareholder is subject, or if the Selling Shareholder is a corporate entity, the charter or by-laws of such Selling Shareholder;

(x) The Ordinary Shares represented by the Offered ADSs to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the Depositary or with the Custodian as agent for the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the Offered ADSs representing such Ordinary Shares so deposited by such Selling Shareholder;

(xi) The Offered ADSs to be sold by the Selling Shareholder hereunder, which are represented by certificates held in custody, are subject to the interest of the Underwriters, the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law or the occurrence of any other event;

(xii) The Firm ADSs, as well as the Ordinary Shares underlying such ADSs, delivered at each Time of Delivery by such Selling Shareholder will be freely transferable by such Selling Shareholder;

(xiii) Such Selling Shareholder has not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or the Offered ADSs;

(xiv) Except as disclosed in the Registration Statement and Prospectus under the heading “Principal and Selling Shareholders,” such Selling Shareholder has no affiliations or associations with any member of the NASD;

(xv) There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xvi) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Time of Delivery and the completion of the Underwriters’ distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares by the Selling Shareholders, including any free writing prospectus;

(xvii) Other than as disclosed in the Pricing Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering;

(xviii) Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the Pricing Prospectus;

(xix) The sale of the Ordinary Shares by the Selling Shareholder does not violate any of such Selling Shareholders’ internal policies regarding the sale of shares by its affiliates;

(xx) The operations of such Selling Shareholder are and have been conducted at all times in compliance with financial record-keeping and reporting requirements of all applicable jurisdictions and the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Money Laundering Laws is pending or, to the best knowledge of the such Selling Shareholder, threatened;

(xxi) Neither such Selling Shareholder nor any of its respective officers, directors, managers, agents or employees or affiliates has, directly or indirectly, made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in the United States, the PRC, [Israel], the Cayman Islands or the British Virgin Islands or any other jurisdiction where either the payment or gift or the purpose of such contribution, payment or gift was, is, or would be prohibited under applicable law, rule or regulation of any relevant locality, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder. Neither such Selling Shareholder nor any of its respective officers, directors, managers, agents or employees or affiliates has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof;

(xxii) Neither such Selling Shareholder nor any of its respective officers, directors, managers, agents or employees or affiliates is currently subject to OFAC; and neither will such Selling Shareholder, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(xxiii) Any certificate signed by any officer of such Selling Shareholder and delivered to the Representative or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries or by the Selling Shareholders and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by the Company or the Selling Shareholders, as to matters covered thereby, to each of the Underwriters.

2. Subject to the terms and conditions herein set forth, (a) the Company and each Selling Shareholders, severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price per ADS of US$[•], the number of Firm ADSs (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm ADSs to be sold by the Company and the Selling Shareholders by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriters as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company and the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Founders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Founders hereby grant to the Underwriters the right, exercisable by the Underwriters at one or more times, to purchase at their election up to [525,000] Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Founders, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless you and the Founders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Prospectus.

4.(a) The Offered ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior written notice to the Company and the Selling Shareholders prior to a Time of Delivery (as defined below), shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representative, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance of such Time of Delivery. The Company will cause the certificates representing the Offered ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on November [•], 2010 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representative and the Founders may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) Executed transfer forms for the Ordinary Shares represented by the Offered ADSs to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (in such capacity, the “SSH Custodian”). Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered ADSs hereunder, such Offered ADSs shall be delivered by the SSH Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the SSH Custodian shall have received notice of such death or other event or termination.

The Company and the SSH Custodian will deliver the Firm ADSs to or as instructed by the Representative for the accounts of the several Underwriters through the facilities of DTC in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same-day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company for itself and as Custodian on behalf of the Selling Shareholders, as the case may be, at the offices of Simpson Thacher & Bartlett LLP, 35th Floor, ICBC Tower, 3 Garden Road, Central, Hong Kong (the “Closing Location”), and the Offered ADSs will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., Hong Kong time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.(a) The Company agrees with each of the Underwriters:

(i) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offered ADSs, of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information; in the event of such request for amendment or supplement, to provide you and your counsel with copies of any proposed amendment or supplement for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement which shall be disapproved by you; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(ii) Promptly from time to time to take such action as you may reasonably request to qualify the Offered ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Offered ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv) To furnish to you one copy for the Representative and one copy for United States counsel to the Underwriters of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(v) To furnish to you as early as practicable prior to each Time of Delivery, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent public accountants, as stated in their letter to be furnished pursuant to Section 8(j) hereof;

(vi) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Rule 462(b) Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter;

(vii) During the period beginning from the date of the Lock-Up Agreements and continuing to and including the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”) not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), except as provided hereunder, (A) any ADSs or Ordinary Shares or securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any options or warrants to purchase Ordinary Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of its subsidiaries or controlled affiliates or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities (in each case other than pursuant to the Company’s 2009 Long-Term Incentive Plan existing on the date of this Agreement and which are described in the Pricing Prospectus), without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, or if the Representative determines, that the Company will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; and the Company will provide the Representative and each shareholder subject to the Lock-Up Period pursuant to the Lock-Up Agreements described in Section 8(s) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(viii) During the Lock-Up Period, to cause each of its subsidiaries not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement with respect to any of the ADSs or Ordinary Shares or any securities that are convertible into or exercisable or exchangeable for the ADSs or Ordinary Shares (collectively, “Lock-Up Securities”), or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), (A) any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, ADSs or Ordinary Shares or any such substantially similar securities; and (B) any ordinary shares of such subsidiary or any other subsidiary or depositary shares or depositary receipts representing such ordinary shares, including but not limited to any securities that are convertible into or exchangeable for or that represent the right to receive such ordinary shares or such depositary shares or depositary receipts or any such substantially similar securities, without your prior written consent; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces, or if the Representative determines, that the Company will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; and the Company will provide the Representative and each shareholder subject to the Lock-Up Period pursuant to the Lock-Up Agreements described in Section 8(s) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;

(ix) Not to facilitate any shareholder’s conversion of Ordinary Shares to ADSs during the Lock-Up Period (including any automatic extension thereof as contemplated in Sections 5(a)(vii) and (viii) above) and not to release the Depositary from the obligations set forth in, or otherwise amend, terminate or fail to enforce, the Depositary Agreement without the consent of the Representative;

(x) During the Lock-Up Period (including any automatic extension thereof as contemplated in Sections 5(a)(vii) and (viii) above), the Company will cause each Company option holder that has not entered into a Lock-Up Agreement as contemplated by Section 8(s) to be subject to and comply with the restrictions set forth in the Lock-Up Agreements including (x) providing each such option holder notice of such restrictions immediately upon closing of the offering and (y) including a legend with respect to such restrictions on the certificates evidencing the Ordinary Shares to be issued to any such option holder upon exercise of the options during the Lock-Up Period; and the Company will provide the Representative, the Depositary and each option holder with prior notice of any announcement that gives rise to an automatic extension of the Lock-Up Period (as contemplated in Sections 5(a)(vii) and (viii) above);

(xi) Use its best efforts to procure its shareholders who are PRC residents to comply with any applicable registrations or approvals required by PRC State Administration of Foreign Exchange;

(xii) To advise you promptly, and if requested by you, confirm such advice in writing, so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Offered ADSs, of (A) any material change in the general affairs, management, financial condition, results of operations or prospects of the Company and its subsidiaries, (B) any change in information contained in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses, or (C) any new material information relating to the Company or relating to any matter stated in the Registration Statement, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses;

(xiii) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries prepared in conformity with US GAAP and certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(xiv) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request provided, however, that the Company shall not be required to provide any such information that it is not prepared to release simultaneously to its shareholders and the public (such financial statements and information to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(xv) To use the net proceeds received by it from the sale of the Offered ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” and in a manner such that (i) the Company will be in compliance with any applicable laws, rules and regulations of any Governmental Agency having jurisdiction over the Company or its subsidiaries including, without limitation, the environmental protection laws and regulations and the requirement to repatriate the net proceeds received by it into the PRC under the applicable regulations of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC; (ii) the Company will not use any of the proceeds from the offering of the Offered ADSs contemplated hereby to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC, and (iii) the Company will maintain and implement adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Offered ADSs contemplated hereby that is inconsistent with any of the Company’s representations and obligations under the preceding sentence;

(xvi) Prior to each Time of Delivery to deposit Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADRs evidencing the Offered ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at such Time of Delivery;

(xvii) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered ADSs;

(xviii) To use its best efforts to include for listing the Offered ADSs on the NYSE, and maintain the listing of the Offered ADSs and the Company’s existing ADSs on the NYSE;

(xix) To file all documents required to be filed by the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder, including such information on Form 20-F as may be required by Rule 463 under the Act;

(xx) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; the Company shall give the Representative notice of any filings made pursuant to the Exchange Act or the rules or regulations of the Commission under the Exchange Act within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Time of Delivery and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object;

(xxi) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xxii) To indemnify and hold each of the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offered ADSs to be sold by the Company and the Selling Shareholders and the execution and delivery of this Agreement and the Deposit Agreement;

(xxiii) To comply with Rule 433(d) under the Act (without reliance on Rule 164(b) under the Act) and with Rule 433(g) under the Act;

(xxiv) Prior to each Time of Delivery, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any of its subsidiaries, or the offering of the Offered ADSs, without your prior consent;

(xxv) Prior to or concurrently with the First Time of Delivery, to ensure that all such Ordinary Shares are duly authorized, validly issued and fully paid and non-assessable prior to or concurrently with the First Time of Delivery; and

(xxvi) Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Offered ADSs by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered ADSs, in each case other than the Prospectus.

(b) Each of the Selling Shareholders agrees with the several Underwriters that:

(i) Such Selling Shareholder, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Offered ADSs by such Selling Shareholder to the Underwriters, (ii) the fees and disbursements of their respective local counsel and accountants, except for the fees and expenses, if any, incurred by the Company’s counsel on behalf of the Selling Shareholders which will be borne by the Company and (iii) to the extent applicable, any fees and expenses of the authorized agent for service of process in the State of New York, County of New York in any action arising out of or relating to this Agreement;

(ii) Such Selling Shareholder, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered ADSs by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by each Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Shareholder or the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, each Selling Shareholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(iii) Such Selling Shareholder agrees during the relevant Lock-Up Period not to not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly or through beneficial ownership within the rules and regulations of the SEC Notwithstanding the foregoing, each Selling Shareholder may transfer the Lock-Up Securities (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of such Selling Shareholder or the immediate family of such Selling Shareholder, in the case that such Selling Shareholder is an individual, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representative on behalf of the Underwriters;

(iv) The initial Lock-Up Period will commence on the date of the Lock-Up Agreements and continue for 90 days after the date of the Prospectus; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will, or the Representative determines that the Company will, release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension;

(v) Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 5(b)(iii) during the period from the date of this Agreement to and including the 34th day following the expiration of the relevant Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the relevant Lock-Up Period (as such may have been extended pursuant to Section 5(a)) has expired;

(vi) Such Selling Shareholder will procure delivery to the Representative on or prior to the first Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

(vii) The Offered ADSs to be sold by the Selling Shareholder hereunder, which are represented by certificates held in custody, are subject to the interest of the Underwriters, the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law or the occurrence of any other event;

(viii) Such Selling Shareholder will notify promptly the Company and the Representative if, at any time prior to the date on which the distribution of the Offered ADSs as contemplated herein and in the Prospectus has been completed, as determined by the Representative, such Selling Shareholder has knowledge of the occurrence of any event relating to such Selling Shareholder as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (except in the case of the Registration Statement), in the light of the circumstances under which they were made not misleading;

(ix) Not to (and to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares and ADSs;

(x) The Selling Shareholder and/or its direct or indirect owners or controlling persons that is a PRC resident or PRC citizen will use its best efforts to comply with any applicable SAFE Rules and Regulations, including without limitation, completing any registration and other procedures required under applicable SAFE Rules and Regulations, and irrevocably authorizing the controlling person in writing, in accordance with applicable SAFE Rules and Regulations, to handle any registrations and other procedures required under applicable SAFE Rules and Regulations on their behalf;

(xi) Not to use any of the proceeds received by such Selling Shareholder from the sale of the Shares and ADSs pursuant to this Agreement to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person, targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the OFAC, or in any manner that is not in compliance with applicable laws, rules and regulations of any Governmental Agency having jurisdiction over such Selling Shareholders including, without limitation, the requirement for PRC residents or citizens to repatriate the net proceeds received by such Selling Shareholders into the PRC under the applicable regulation of the Ministry of Commerce and the State Administration of Foreign Exchange of the PRC; and

(xii) Such Selling Shareholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest practical time and to do and perform all things to be done and performed under this Agreement prior to any Time of Delivery and to satisfy all conditions precedent of such Selling Shareholder to the delivery of the Offered ADSs and underlying Ordinary Shares to be sold by such Selling Shareholder pursuant to this Agreement.

6.(a) The Company and each Selling Shareholder represents and agrees that, without the prior consent of the Representative, the Company has not made and will not make any offer relating to the Offered ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

7. The Company and each Selling Shareholder covenant and agree with each of the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments or supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Power of Attorney, the Custody Agreements, the Blue Sky Memorandum, any dealer agreements, any powers of attorney, any closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered ADSs, (iii) all expenses in connection with the qualification of the Offered ADSs for offering and sale under state or foreign securities laws as provided in Section 5 hereof including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky surveys or legal investment surveys, (iv) all fees and expenses in connection with the application for including the Offered ADSs for listing on the NYSE and any registration thereof under the Exchange Act, (v) all fees and expenses in connection with any required review by the FINRA of the terms of the sale of the Offered ADSs, including the fees and disbursements of counsel for the Underwriters in connection with such FINRA matters, (vi) the cost of preparing certificates representing the Offered ADSs, (vii) the cost and charges of any transfer agent or registrar for the Offered ADSs, (viii) all the costs and expenses relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offered ADSs to prospective investors, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, accommodation and meal expenses, and other road show expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, which have been paid by the Representative on behalf of the Company and shall be reimbursed by the Company to the Representative; the Representative may, at its sole discretion, withhold a portion of the proceeds of the offering and sale of the Offered ADSs up to US$[        ] to settle the reimbursement to be made by the Company to the Representative pursuant to this subparagraph, (ix) the costs and expenses of qualifying the Offered ADSs for inclusion in the book-entry settlement system of the DTC, (x) all expenses and taxes arising as a result of the deposit by the Company of the Offered Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered ADSs in exchange therefor by the Depositary to the Company, of the sale and delivery of the Offered ADSs by the Company to or for the account of the Underwriters and of the sale and delivery of the Offered ADSs by the Underwriters to each other and to the initial purchasers thereof in the manner contemplated under this Agreement, including, in any such case, any of the Cayman Islands and PRC income, capital gains, withholding, transfer or other tax asserted against an Underwriter by reason of the purchase and sale of an ADS or a Share pursuant to this Agreement, (xi) the fees and expenses of the Depositary as agreed by the Company and the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the Underwriters in connection with the initial purchase of Offered ADSs), (xii) the fees and expenses of the Authorized Agent (as defined in Section 15 hereof), (xiii) the fees and expenses of the SSH Custodian, and (xiv) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 7. The Company hereby agrees that the Representative may, at its sole discretion, deduct from the purchase price of the Offered ADSs the expenses (including fees, disbursements and expenses of counsels for the Underwriters) incurred by the Underwriters and to be paid by the Company as provided for under this Section 7.

8. The obligations of the Underwriters hereunder, as to the Offered ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, the Founders and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company, the Founders and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, United States counsel for the Underwriters, shall have furnished to you such written opinion and letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Commerce & Finance Law Offices, PRC counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Baker & McKenzie LLP, United States counsel for the Company [and the Selling Shareholders], shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-1 attached hereto, with a reliance letter addressed to the Depositary;

(e) Baker & McKenzie LLP, Hong Kong counsel for the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-2 attached hereto;

(f) Weiler & Partners, German counsel for the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit A-3 attached hereto;

(g) Chen & Co. Law Firm, PRC counsel for the Company, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit B-1 attached hereto, with a reliance letter addressed to the Depositary;

(h) Conyers Dill & Pearman, Cayman Islands counsel for the Company, shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit C attached hereto, with a reliance letter addressed to the Depositary;

(i) Ziegler, Ziegler & Associates LLP counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit D attached hereto;

(j) [            ], [home country counsel of each Selling Shareholder], shall have furnished to you their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect set forth in Exhibit E attached hereto;

(k) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the date on which the first sale of Offered ADSs is confirmed if such date is not the same as the date of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, and at each Time of Delivery, (i) PwC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto; (ii) the Chief Financial Officer of the Company shall have furnished to you an officer’s certificate with respect to certain data contained in the Preliminary Prospectus and the Pricing Prospectus, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II attached hereto;

(l) No Preliminary Prospectus, Pricing Prospectus, Issuer Free Writing Prospectus or Prospectus or amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall have been filed to which you shall have objected in writing;

(m)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the share capital or short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Shares represented by Offered ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(n) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on Nasdaq, the NYSE or The Stock Exchange of Hong Kong Limited; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York, London, Hong Kong, the PRC or the Cayman Islands declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, the PRC or the Cayman Islands; (iv) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Offered ADSs or the transfer thereof; (v) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its subsidiaries; (vi) the outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or (vii) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, Hong Kong, the PRC, the Cayman Islands or elsewhere, if the effect of any such event specified in clauses (v), (vi) or (vii), in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(o) The FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(p) On or prior to the first Time of Delivery, the Representative shall have received from the SSH Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by each Selling Shareholder;

(q) The Depositary shall have furnished or caused to be furnished to you at such Time of Delivery certificates satisfactory to you evidencing the deposit with it of the Offered Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company and the Selling Shareholders at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement;

(r) Certificates in negotiable form representing all of the Offered Shares underlying the Offered ADSs to be sold by the Company hereunder shall have been placed in custody with The Hong Kong and Shanghai Banking Corporation Limited, as custodian for the Depositary;

(s) Each party set forth in Annex III attached hereto shall have entered into an agreement (each a “Lock-Up Agreement”), in form and substance satisfactory to you, substantially to the effect set forth in Annex IV hereto;

(t) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(u) The Company, the Founders and the Selling Shareholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company, the Founders and the Selling Shareholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company, the Founders and the Selling Shareholders herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, including, without limitation, certificates of officers of the Company satisfactory to you with respect to the memorandum and articles of association and other organizational documents of the Company, all resolutions of the board of directors of the Company and other corporate actions relating to this Agreement and the authorization, issue and sale of the Offered ADSs and the incumbency and specimen signatures of signing officers, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (m) of this Section, and as to such other matters as you may reasonably request;

(v) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Governmental Agency, in each case with due authority, against or involving any party hereto and to the Deposit Agreement, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations or otherwise, the issuance and sales of the Offered ADSs, the listing and trading of the Offered ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement;

(w) There shall not be any adverse legislative or regulatory developments related to the PRC Mergers and Acquisitions Rules and Related Clarifications which in the sole judgment of the Representative would make it inadvisable or impractical to proceed with the public offering or the delivery of the Offered ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel for the Company or PRC counsel for the Underwriters not being able to confirm, on the date of the Prospectus at a time prior to the execution of this Agreement and at such Time of Delivery, the respective opinions of such counsel); and neither the PRC Mergers and Acquisitions Rules Memorandum nor the analysis or conclusions contained therein shall have been withdrawn, revoked, amended, supplemented or otherwise modified; and

(x)(1) The expenses to be paid by the Company under Section 7(viii) hereof shall have been reimbursed in full by the Company to the Representative, and (2) the expenses (including fees, disbursements and expenses of counsels for the Underwriters) incurred by the Underwriters and to be paid by the Company under Section 7(ix) hereof shall have been paid in full, or arrangements to the satisfaction of the Representative shall have been made in connection with the reimbursement under subparagraph (1) above and payment under subparagraph (2) above.

9.(a) The Company and each of the Founders and Selling Shareholders, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any challenge to the compliance, legality or legitimacy of the issuance and sale of the Offered ADSs, the listing and trading of the Offered ADSs on the NYSE or the transactions contemplated by this Agreement and the Deposit Agreement under any applicable laws, rules and regulations or otherwise and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to clause (i) of this paragraph, the Company, the Founders and the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d) The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Selling Shareholders and to each person, if any, who controls the Company and each Selling Shareholder within the meaning of the Act.

10.(a) If any Underwriter shall default in its obligation to purchase the Offered ADSs which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Offered ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Offered ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Offered ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Offered ADSs, or the Company and the Selling Shareholders notifies you that it has so arranged for the purchase of such Offered ADSs, you, or the Company and the Selling Shareholders, shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Offered ADSs.

(b) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Offered ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Offered ADSs to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Offered ADSs which such Underwriter agreed to purchase hereunder) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Offered ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the Offered ADSs to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Founders to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company, or the Selling Shareholders, except for the expenses to be borne by the Company [and the Selling Shareholders] and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities and contribution provisions in Section 9, and the agreements, representations, warranties and other statements of the Company, the Founders, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or any of the Founders or Selling Shareholders, and shall survive delivery of and payment for the Offered ADSs.

12.(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, if any of the conditions set forth in Section 8 hereof is not satisfied.

(c) If the Representative elects to terminate this Agreement as provided in this Section 12, the Company, each of the Selling Shareholders and each other Underwriter shall be notified promptly in writing.

(d) If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any of the Founders or Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Offered ADSs are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Founders and Selling Shareholders will, upon the occurrence of any failure to complete the sale and delivery of the Offered ADSs, promptly (and, in any event, not later than 30 days), jointly and severally, reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered ADSs not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Offered ADSs not so delivered except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Legal & Compliance Department – Investment Banking Division; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Longgen Zhang, Chief Financial Officer; if to the Founders shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Xiande Li, Kangping Chen and Xianhua Li, as the case may be; if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: [name of Attorney-in-Fact]; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Founders, the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Offered ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company, the Founders or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York (each a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company, the Founders and the Selling Shareholders irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court. Each of the Company, the Founders and the Selling Shareholders has appointed CT Corporation System, 111 Eighth Avenue, New York, New York, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. Each of the Company, the Founders and the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid; provided that if for any reason the Authorized Agent named above ceases to act as Authorized Agent hereunder for the Company, the Founders and the Selling Shareholders, the Company, the Founders and the Selling Shareholders will appoint another person acceptable to the Representative in the Borough of Manhattan, The City of New York, New York, as Authorized Agent. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and each of the Founders and Selling Shareholders, as the case may be.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company, the Founders and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company, the Founders and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. Each of the Company, the Founders and the Selling Shareholders acknowledges and agrees that (i) the purchase and sale of the Offered ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Founder or Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, any Founder or Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Founder or Selling Shareholder on other matters) or any other obligation to the Company or any Founder or Selling Shareholder except the obligations expressly set forth in this Agreement and (iv) each of the Company, the Founders and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, the Founders and the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Founder or Selling Shareholder, in connection with such transaction or the process leading thereto.

19. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21. Each of the Company, the Founders, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23. Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and such Selling Shareholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the Founders and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, the Founders and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

JINKO SOLAR HOLDING CO., LTD.

By:
Name:
Title:

XIADE LI

KAIPING CHEN

XIAHUA LI

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

The Selling Shareholders named in Schedule III attached hereto

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Selling Shareholders named in Schedule III attached hereto

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

Accepted as of the date hereof on behalf of each of the Underwriters

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

SIGNATURE PAGE TO UNDERWRITING AGREEMENT

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Credit Suisse Securities (USA) LLC

Total	3,500,000	525,000

SCH-I

Schedule II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: Electronic roadshow presentation, available at www.retailroadshow.com

(b)	Materials and information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Pricing Information: US$[—] per ADS

Issuer Free Writing Prospectus:

SCH-II

Schedule III

	Number of Firm ADSs to be Sold	Number of Optional ADSs to be Sold if Maximum Option Exercised
The Company	2,000,000	—

Selling Shareholders:

Xiande Li	150,000	[—]

Kangping Chen	90,000	[—]

Xianhua Li	60,000	[—]

Everbest International Capital Limited	200,000	—

CIVC Investment Ltd.	159,714	—

Pitango Venture Capital Fund V, L.P. and Pitango Venture Capital Principals Fund V, L.P.	222,807	—

SCGC Capital Holding Company Limited	211,763	—

TDR Investment Holdings Corporation	240,637	—

New Goldensea (Hong Kong) Group Company Limited	165,079	—

TOTAL	3,500,000	525,000

SCH-III

ANNEX I

COMFORT LETTER

ANNEX I-1

ANNEX II

FORM OF OFFICER’S CERTIFICATE

I, Longgen Zhang, Chief Financial Officer of JinkoSolar Holding Co., Ltd., a company incorporated in the Cayman Islands (the “Company”), pursuant to Section 8(k) of the Underwriting Agreement, dated November [—], 2010 (the “Underwriting Agreement”), among the Company, the Selling Shareholders, and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein, hereby certify that I am familiar with the accounting, operations, records systems and internal controls of the Company, I have participated in the preparation of the Registration Statement, reviewed the disclosure in the Registration Statement, and performed the following procedures on the financial and operating information and data identified and circled by you in the Pricing Disclosure Package attached hereto as Annex A, and the Prospectus attached hereto as Annex B.

I further certify each of the circled financial and operating information and data in the attached annexes is true and accurate:

(A)	Compared the amount or percentage, or recalculated the amount and/or percentage, from the corresponding information in the Company’s general ledger to the corresponding amount or percentage in an analysis prepared by the Company’s accounting personnel and found them to be in agreement;

(B)	Confirmed the accuracy of certain operating data and other data circled by you in Annex A and Annex B based on corresponding data and other records maintained by the Company; and

(C)	Recalculated the US dollar amount based on the corresponding RMB amount and the rate of RMB[—] to $1.00 as specified in the Registration Statement and found them to be in agreement.

I further certify that except as disclosed in the Pricing Disclosure Package and the Prospectus, there have been no changes to the Company’s accounting principles, procedures or methodologies since December 31, 2009.

ANNEX II-1

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.

[Signature page follows]

ANNEX II-2

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated as of November [—], 2010.

By:
Name: Longgen Zhang
Title: Chief Financial Officer

ANNEX II-3

ANNEX III

PARTIES TO EXECUTE LOCK-UP AGREEMENT

•	Brilliant Win Holding Limited

•	Yale Pride Limited

•	Peaky Investments Limited

•	Wealth Plan Investments Limited

•	Flagship Desun Shares Co., Limited

•	Everbest International Capital Limited

•	SCGC Capital Holding Company Limited

•	CIVC Investment Ltd.

•	Pitango Venture Capital Fund V, L.P. and Pitango Venture Capital Principals Fund V, L.P.

•	TDR Investment Holdings Corporation

•	New Goldensea (Hong Kong) Group Company Limited

•	Xiande Li

•	Kangping Chen

•	Xianhua Li

•	Wing Keong Siew

•	Haitao Jin

•	Longgen Zhang

•	Arturo Herrero

•	Musen Yu

•	Zibin Li

•	Steven Markscheid

•	Pingxian Chen

•	Wujun Chen

•	Runyou Dai

•	Zerong Dai

•	Mingquan Fu

•	Wei Gu

•	Yiting Guo

•	Hua Hong

•	Dongcheng Hu

•	Lin Huang

•	Jie Jia

•	Changjian Ju

•	Qian Li

•	Yan Li

•	Lihua Lin

•	Xingdong Lv

•	Xiaodong Mei

•	Xiaohua Qiu

ANNEX III-1

•	Junli Shang

•	Yong Shen

•	Jian Su

•	Gang Sun

•	Weiwei Sun

•	Junshan Tian

•	Fawan Wang

•	Gaowen Wang

•	Junshuai Wang

•	Xiao’ou Wang

•	Yibin Wang

•	Zhihua Wang

•	Dong Xiang

•	Yunzhi Xiao

•	Zhiqun Xu

•	Min Yang

•	Yan Yang

•	Guoxiao Yao

•	Feijian Yu

•	Junning Zhang

•	Jinfa Zheng

•	Fangkai Zhou

•	Zhou Zhou

•	Jufen Zhu

•	Yongbing Xu

•	Junning Zhang

•	Png Tai Seng

ANNEX III-2

ANNEX IV

FORM OF LOCK-UP AGREEMENT

JinkoSolar Holding Co., Ltd.

Lock-Up Agreement

                     November [—], 2010

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

As the Representative of the several Underwriters

    named in Schedule I attached hereto.

Re: JinkoSolar Holding Co., Ltd. – Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as the representative (the “Representative”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with JinkoSolar Holding Co., Ltd., a company incorporated in the Cayman Islands (the “Company”), and certain other parties named in such agreement, providing for a public offering of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company, par value US$0.00002 per share (the “Ordinary Shares”), pursuant to a Registration Statement on Form F-1 (File No. 333- [—]) to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, make any short sale or otherwise dispose of any ADSs or Ordinary Shares or any securities of the Company that are substantially similar to the ADSs or Ordinary Shares of the Company, or any options or warrants to purchase any ADSs or Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

ANNEX IV-1

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will, or the Representative determines that the Company will, release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 13 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representative on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the share capital of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such share capital subject to the provisions of this Agreement and there shall be no further transfer of such share capital except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar and the depositary for the ADSs against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

ANNEX IV-2

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Address of the Shareholder

Authorized Signature

Title

ANNEX IV-3

EXHIBIT A-1

Form of Opinion of Baker & McKenzie LLP,

U.S. Counsel to the Company [and the Selling Shareholders]

EXHIBIT A-1-1

EXHIBIT A-2

Form of Opinion of Baker & McKenzie LLP,

Hong Kong Counsel to the Company

EXHIBIT A-2-1

EXHIBIT A-3

Form of Opinion of Weiler & Partners,

German Counsel to the Company

EXHIBIT A-3-1

EXHIBIT B

Form of Opinion of Chen & Co. Law Firm,

PRC Counsel to the Company

EXHIBIT B-1

EXHIBIT C

Form of Opinion of Conyers Dill & Pearman,

Cayman Islands Counsel to the Company

EXHIBIT C-1

EXHIBIT D

Form of Opinion of Ziegler, Ziegler & Associates LLP,

Counsel to the Depositary

EXHIBIT D-1

EXHIBIT E

Form of Opinion of Home Country Counsel to the Selling Shareholders

EXHIBIT E-1